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                             STOCK OPTION AGREEMENT

         THIS AGREEMENT dated as of the 2nd day of September, 1997, (the "Grant Date") is made and entered into by and between Bev-Tyme, Inc., a Delaware corporation with its principal offices located at 800 Sheffield Avenue, Brooklyn, New York (the "Company"), and William Swedelson (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has approved the granting to the Optionee of the option to purchase certain shares of the Company's Series C Convertible Preferred Stock, par value $.0001 per share ("Series C Preferred Stock"); and

         WHEREAS, the Optionee desires to accept the grant of such option, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

         Section 1. Grant of Option. Subject to the provisions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company at any time during the period commencing on the date hereof through and including September 2, 2002 (the "Termination Date") Two Hundred Thousand (200,000) shares of Series C Preferred Stock (the "Option Shares") at an exercise price of $.25 per share (the "Exercise Price").

         Section 2. Termination of Options. To the extent not exercised, the Option shall terminate on the Termination Date or thirty days following the date on which the Optionee is no longer employed by the Company (or a subsidiary thereof), whichever is sooner.

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         Section 3. Corporate Events. In the event of a proposed liquidation of the Company, a proposed sale of all or substantially all of its assets or its Common Stock, a proposed merger or consolidation, or a proposed separation or reorganization, the Board of Directors may declare that the Option shall terminate as of a date to be fixed by the Board of Directors; provided however, that not less than thirty (30) days preceding the date of such termination, the Optionee may exercise the Option in whole or in part. However, nothing set forth herein shall (i) extend the term set for purchasing the Option Shares or (ii) give the Optionee any rights or privileges as a stockholder of the Company prior to Optionee's exercise of any of the Option Shares.

         Section 4. Exercise of Option. The Option may be exercised in whole or in part in accordance with the provisions of this Agreement by the Optionee's tendering the Exercise Price (or a proportionate part thereof if the Option is partially exercised) in immediately available funds or other consideration reasonably acceptable to the Board of Directors of the Company. The Company shall cooperate to the extent reasonably possible with the Optionee in an exercise pursuant to which all or part of the Optionee Shares will be sold simultaneously with the exercise of this Option with the broker-dealer participating in such sale being irrevocably instructed to remit the proceeds from the exercise of the Option to the Company upon settlement of the sale of the underlying Option Shares.

         The Optionee may exercise part or all of the Option by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the Option Shares, subject to such exercise notice and an irrevocable order to such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such Option Shares to pay the exercise price and any withholding taxes. All documentation and

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procedures to be followed in connection with such a "cashless exercise" shall be approved in advance by the Company, which approval shall be expeditiously provided and not unreasonably withheld.

         Section 5. Shares Certificates. Upon receipt of payment in full of the Exercise Price, and after taking such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government, the Company will cause one or more stock certificates evidencing the Optionee's ownership of the Option Shares so purchased by the Optionee to be issued to the Optionee.

         Section 6. Restrictions. The Option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). Optionees understands that, unless registered with the Securities and Exchange Commission for sale to the public, all Option Shares acquired upon the exercise of the Option shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Act. The certificate representing the Option Shares shall bear an appropriate legend restricting their transfer. Such Option Shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Optionee has furnished the Company with an opinion of counsel satisfactory in form and substance to the Company's counsel that such registration is not required.

         Section 7. Default of Optionee. Should the Optionee at any time breach any provision of this Agreement, the Option granted hereunder shall be null and void. The provision shall be in addition and not in lieu of any other remedies which the Company may have at law and/or in equity.

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         Section 8. Share Adjustments. If there is any change in the number of shares of Series C Preferred Stock on account of the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of shares of Series C Preferred Stock, or otherwise, the number of Option Shares available for purchase by the exercise of the Option, and the Exercise Price, shall be proportionately adjusted by the Company.


         Section 9. Miscellaneous Provisions.

         (a) Notices. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to each party's respective address, as set forth in the first paragraph of this Agreement, or to such other address as such party shall give to the other party hereto by a notice given in accordance with this Section and, except as otherwise provided in this Agreement, shall be effective when deposited in the United States mail properly addressed and postage prepaid. If such notice is sent other than by the United States mail, such notice shall be effective when actually received by the party being noticed.

         (b) Assignment. This Agreement and the rights granted hereunder may not be assigned in whole or in part by Optionee except by will or the laws of descent and distribution, and the Option is exercisable during Optionee's lifetime only by the Optionee. This Agreement may be assigned by the Company without the consent of the Optionee.

         (c) Further Assurances. Both parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

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         (d) Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.

         (e) Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

         (f) Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the grant of stock options to the Optionee. This Agreement shall not terminated, except in accordance with its terms, or amended in writing executed by all of the parties hereto.

         (g) Waiver. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         (h) Severability. The invalidity or enforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         (i) Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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         (j) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, estate and personal representatives of the Optionee and upon the successors and assigns of the Company.

         (k) Litigation-Attorney' Fees. In connection with any litigation arising out of the enforcement of this Agreement or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, at the trial and all appellate levels form the other party hereto, who was an adverse party to such litigation.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph of this Agreement above.

                                       BEV-TYME, INC.

                                       BY: /s/ Alfred Sipper
                                          -----------------------------
                                               Alfred Sipper
                                               President

                                           /s/ William Swedelson
                                          -----------------------------
                                               William Swedelson

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